InsPro Technologies Corporation Announces First Quarter 2012
Financial Results

Radnor, PA – May 15, 2012 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), a leading software innovator and provider of an insurance administration and marketing system, InsPro Enterprise, used by insurance carriers and third party administrators, that supports group and individual business lines and efficiently processes agent, direct market, worksite and web site generated business, today announced its financial results for the quarter ended March 31, 2012.

First Quarter 2012 Highlights

•	Revenues from continuing operations increased 2% to $2,392,927 in the first quarter of 2012, compared to $2,342,869 in the first quarter of 2011 due primarily to increased professional services fees and increased ASP revenue partially offset by lower license fee revenue pertaining to the completion of our implementation of InsPro Enterprise for a client in 2011.

•	Loss from continuing operations was $744,517 in the first quarter of 2012, compared to a loss of $501,709 in the first quarter of 2011. The increased loss was the result of higher staffing and professional fee expense related to the increase in the number of clients and modifications to InsPro Enterprise’s functionality.

•	Net loss was $466,896 in the first quarter of 2012, compared to net income of $27,641 in the first quarter of 2011.

Anthony R. Verdi, Chief Executive Officer, stated, “We are pleased to report the financial progress of the Company in the form of continued modest revenue growth in 2012. More importantly, however, we have added new clients and therefore additional partnerships in 2012 to date and our prospect pipeline remains strong. We plan to continue to invest in our product, InsPro Enterprise, and in our client service. We are looking forward to reporting to you throughout 2012.”

About InsPro Enterprise

The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics. InsPro Enterprise was designed as a single technology solution to manage all insurance processing requirements and built from the ground up to support both group and individual policies. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end; web-based policy administration system used by insurance carriers and third party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower IT support costs, increase customer retention, and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies, LLC and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the effects of existing and new clients, and the investments in and potential of our technology platform. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events. Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies Corporation’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission. These documents are available on the Securities and Exchange Commission’s website at www.sec.gov. InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, CEO, CFO and COO

484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2012	2011

Revenues	$2,392,927	$2,342,869

Cost of revenues	2,025,949	1,658,861

Gross profit	366,978	684,008

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	561,578	653,122
Advertising and other marketing	32,532	23,477
Depreciation and amortization	207,835	181,718
Rent, utilities, telephone and communications	91,324	97,448
Professional fees	101,758	104,537
Other general and administrative	116,468	125,415

	1,111,495	1,185,717

Loss from operations	(744,517)	(501,709)

Gain from discontinued operations	153,842	219,020

Other income (expense):
Gain on the change of the fair value of warrant liability	124,545	309,294
Interest income	2,284	8,301
Interest expense	(3,050)	(7,265)

Total other income (expense)	123,779	310,330

Net income (loss)	$(466,896)	$27,641

Net income (loss) per common share - basic and diluted:
Income (loss) from operations	$(0.01)	$(0.01)
Gain from discontinued operations	0.00	0.01
Net income (loss) per common share	$(0.01)	$-

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011

ASSETS

CURRENT ASSETS:
Cash	$3,895,721	$3,702,053
Accounts receivable, net	1,534,617	1,506,234
Tax receivable	766	766
Prepaid expenses	91,742	116,649
Other current assets	499	2,139
Assets of discontinued operations	71,793	104,002

Total current assets	5,595,138	5,431,843

Property and equipment, net	494,446	496,692
Intangibles, net	173,366	260,050
Other assets	80,608	80,608

Total assets	$6,343,558	$6,269,193

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$-	$8,586
Accounts payable	716,201	644,563
Accrued expenses	349,766	521,383
Current portion of capital lease obligations	93,631	109,872
Deferred revenue	1,401,200	622,500

Total current liabilities	2,560,798	1,906,904

LONG TERM LIABILITIES:
Warrant liability	1,549,681	1,674,226
Capital lease obligations	100,477	113,943

Total long term liabilities	1,650,158	1,788,169

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 2,797,379 shares issued and outstanding (liquidation value $8,392,137)	5,427,604	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	37,063,696	37,038,318
Accumulated deficit	(43,264,345)	(42,797,449)

Total shareholders' equity	2,132,602	2,574,120

Total liabilities and shareholders' equity	$6,343,558	$6,269,193

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2012	2011

Cash Flows From Operating Activities:
Net (loss) income	$(466,896)	$27,641
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	207,835	181,718
Stock-based compensation	25,377	17,777
(Gain) on change of fair value of warrant liability	(124,545)	(309,294)
Changes in assets and liabilities:
Accounts receivable	(28,383)	(860,523)
Tax receivable	-	2,840
Prepaid expenses	24,907	4,527
Other current assets	1,640	(316)
Accounts payable	71,638	(28,720)
Accrued expenses	(171,617)	99,451
Due to related parties	-	(8,370)
Deferred revenue	778,700	809,613
Assets of discontinued operations	32,209	(215,012)

Net cash used in operating activities	350,865	(278,668)

Cash Flows From Investing Activities:
Purchase of property and equipment	(118,904)	(29,816)

Net cash used in investing activities	(118,904)	(29,816)

Cash Flows From Financing Activities:
Payments on note payable	(8,586)	(17,313)
Payments on capital leases	(29,707)	(43,943)
Restricted cash in connection with letters of credit	-	1,152,573

Net cash (used) provided by financing activities	(38,293)	1,091,317

Net increase in cash	193,668	782,833

Cash - beginning of the period	3,702,053	4,429,026

Cash - end of the period	$3,895,721	$5,211,859